INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the inclusion in the Registration Statement on Form SB-2 of Cambex Corporation of our report dated February 11, 2002 relating to the financial statements of Cambex Corporation and subsidiaries for the years ended December 31, 2001 and 2000. We also hereby consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Sullivan Bille, P.C.
Sullivan Bille, P.C.
Certified Public Accountants


Tewksbury, Massachusetts
November 25, 2002